Exhibit 5.1

511 Union Street, Suite 2700 | Nashville, TN 37219

T 615.850.6380 | F 615.244.6804

Holland & Knight LLP | www.hklaw.com

June 20, 2025

Harrow, Inc.

1A Burton Hills Blvd., Suite 200

Nashville, TN 37215

Re: Registration Statement on Form S-8 for the Harrow, Inc. 2025 Incentive Stock and Awards Plan

Ladies and Gentlemen:

We have acted as counsel to Harrow, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Act”), on June 20, 2025 (the “Registration Statement”) relating to the registration of an aggregate of 3,950,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for issuance by the Company pursuant to the Company’s 2025 Incentive Stock and Awards Plan (the “Plan”) as set forth in the Registration Statement.

In connection with this opinion, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the Plan (ii) the Registration Statement and all exhibits thereto; (iii) the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate”); (iv) the Company’s Amended and Restated Bylaws, as amended to date; and (v) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinion set forth herein. In making the foregoing examinations, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares, (b) the genuineness of all signatures, the completeness of all documents submitted to us, the authenticity of all documents reviewed by us as originals, the conformity to original documents of all documents reviewed by us as duplicates or certified or conformed photocopies, (c) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed, (d) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, (e) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents and (f) that no event occurs that causes the number of authorized shares of common stock available for issuance by the Company to be less than the number of then-unissued shares of common stock under the Plan. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon statements and representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing examination, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares, when issued in the manner and on the terms described in the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinion expressed herein is specifically limited to the corporate laws of the State of Delaware and the federal securities laws of the United States of America and speaks as of the date hereof and we express no opinion as to matters governed by laws of any jurisdiction other than the corporate laws of the State of Delaware and the federal securities laws of the United States of America, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP